                                                                    EXHIBIT 23.4

                        CONSENT OF KPMG PEAT MARWICK LLP

     We consent to the incorporation by reference in the Registration Statement on Form S-4 of Suiza Foods Corporation of our report on the consolidated financial statements of Continental Can Company, Inc., dated March 6, 1997, appearing in the Annual Report on Form 10-K of Continental Can Company, Inc. for the year ended December 31, 1996; and to the reference to our firm under the heading "Experts" in this Prospectus.

                                                       /s/ KPMG PEAT MARWICK LLP

Jerico, New York
February 17, 1998